Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

Oct. 31, 2018

WEC Energy Group posts third-quarter results

MILWAUKEE - WEC Energy Group (NYSE: WEC) today reported net income of $233.2 million, or $0.74 per share, for the third quarter of 2018. This compares to earnings of $215.4 million, or $0.68 per share, for the third quarter of 2017.

For the first nine months of 2018, the company recorded net income of $854.3 million, or $2.70 per share - up from $771.1 million, or $2.43 per share, in the corresponding period a year ago.

Consolidated revenues for the third quarter and nine months ended September 30, 2018, were $1.6 billion and $5.6 billion, respectively, both level with the comparable periods in 2017.

“Our solid results for the quarter were driven by a strong economy across the region coupled with warmer than normal summer temperatures and our ongoing focus on efficiency,” said Gale Klappa, Chairman and Chief Executive Officer.

Retail deliveries of electricity - excluding the iron ore mine in Michigan’s Upper Peninsula - increased by 6.0 percent in the third quarter of 2018, compared to the third quarter last year. Residential electricity use grew by 10.2 percent, and electricity consumption by small commercial and industrial customers rose by 5.1 percent.

Consumption of electricity by large commercial and industrial customers - excluding the iron ore mine - was up 3.0 percent during the third quarter of 2018 compared to the same period last year. “This marks the fourth consecutive quarter that we’ve seen demand growth from our large customer segment,” Klappa added.

On a weather-normal basis, retail deliveries of electricity - excluding the iron ore mine - increased by 2.6 percent.

Exhibit 99

At the end of September, the company was serving approximately 11,000 more electric customers and 15,000 more natural gas customers than at the same time a year ago.

The company is reaffirming its 2018 earnings guidance of $3.32 per share. The guidance assumes normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Wednesday, Oct. 31. The call will review 2018 third-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 866-393-4306 up to 15 minutes before it begins. The number for international callers is 734-385-2616. The conference ID is 9174377.

Conference call access also is available at wecenergygroup.com. On the homepage, go to 'Webcasts' and select '3rd Quarter Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its third-quarter performance. The materials will be available at 6:30 a.m. Central time, Wednesday, Oct. 31.

Replay

A replay will be available on the website and by phone after the call. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Nov. 14, 2018. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 9174377.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 50,000 stockholders of record, 8,000 employees and more than $32 billion of assets.

Exhibit 99

Forward-looking statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results.  In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry consolidation; continued adoption of distributed generation by the company’s customers; energy conservation efforts; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of the American Transmission Company; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" contained in the company’s Form 10-K for the year ended Dec. 31, 2017, and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2018	2017	2018	2017
Operating revenues	$1,643.7	$1,657.5	$5,602.7	$5,593.5

Operating expenses
Cost of sales	524.1	542.7	2,043.9	2,025.6
Other operation and maintenance	553.1	473.1	1,602.7	1,457.4
Depreciation and amortization	212.8	201.2	628.1	593.5
Property and revenue taxes	51.0	48.3	149.4	147.9
Total operating expenses	1,341.0	1,265.3	4,424.1	4,224.4

Operating income	302.7	392.2	1,178.6	1,369.1

Equity in earnings of transmission affiliates	33.7	39.2	95.2	122.9
Other income, net	26.1	17.8	65.0	49.2
Interest expense	112.0	103.8	327.2	310.4
Other expense	(52.2)	(46.8)	(167.0)	(138.3)

Income before income taxes	250.5	345.4	1,011.6	1,230.8
Income tax expense	17.0	129.7	156.4	458.8
Net income	233.5	215.7	855.2	772.0

Preferred stock dividends of subsidiary	0.3	0.3	0.9	0.9
Net income attributed to common shareholders	$233.2	$215.4	$854.3	$771.1

Earnings per share
Basic	$0.74	$0.68	$2.71	$2.44
Diluted	$0.74	$0.68	$2.70	$2.43

Weighted average common shares outstanding
Basic	315.5	315.6	315.5	315.6
Diluted	316.9	317.5	316.9	317.5

Dividends per share of common stock	$0.5525	$0.5200	$1.6575	$1.5600

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$14.5	$38.9
Accounts receivable and unbilled revenues, net of reserves of $153.7 and $143.2, respectively	1,017.3	1,350.7
Materials, supplies, and inventories	608.5	539.0
Prepayments	137.6	210.0
Other	61.8	74.9
Current assets	1,839.7	2,213.5

Long-term assets
Property, plant, and equipment, net of accumulated depreciation of $8,589.3 and $8,618.5, respectively	21,663.7	21,347.0
Regulatory assets	3,643.5	2,803.2
Equity investment in transmission affiliates	1,613.7	1,553.4
Goodwill	3,052.8	3,053.5
Other	749.0	619.9
Long-term assets	30,722.7	29,377.0
Total assets	$32,562.4	$31,590.5

Liabilities and Equity

Current liabilities
Short-term debt	$1,788.3	$1,444.6
Current portion of long-term debt	369.4	842.1
Accounts payable	690.4	859.9
Accrued payroll and benefits	143.1	169.1
Accrued taxes	217.4	178.5
Other	393.9	375.1
Current liabilities	3,602.5	3,869.3

Long-term liabilities
Long-term debt	9,119.0	8,746.6
Deferred income taxes	3,172.1	2,999.8
Deferred revenue, net	525.9	543.3
Regulatory liabilities	3,960.3	3,718.6
Environmental remediation liabilities	617.4	617.4
Pension and OPEB obligations	489.1	397.4
Other	1,233.4	1,206.3
Long-term liabilities	19,117.2	18,229.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,526,051 and 315,574,624 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,261.6	4,278.5
Retained earnings	5,508.1	5,176.8
Accumulated other comprehensive income	2.4	2.9
Common shareholders' equity	9,775.3	9,461.4

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interest in subsidiary	37.0	—
Total liabilities and equity	$32,562.4	$31,590.5

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(in millions)	2018	2017
Operating Activities
Net income	$855.2	$772.0
Reconciliation to cash provided by operating activities
Depreciation and amortization	628.1	593.5
Deferred income taxes and investment tax credits, net	34.4	444.4
Contributions and payments related to pension and OPEB plans	(13.8)	(115.4)
Equity income in transmission affiliates, net of distributions	(4.5)	(18.5)
Change in –
Accounts receivable and unbilled revenues	312.1	310.5
Materials, supplies, and inventories	(69.0)	(84.1)
Other current assets	112.7	56.8
Accounts payable	(71.2)	(111.2)
Other current liabilities	42.5	23.4
Other, net	181.7	(125.7)
Net cash provided by operating activities	2,008.2	1,745.7

Investing Activities
Capital expenditures	(1,490.5)	(1,309.2)
Acquisition of Bishop Hill III Wind Energy Center, net of restricted cash acquired of $4.5	(143.5)	—
Acquisition of Forward Wind Energy Center	(77.1)	—
Acquisition of Bluewater	—	(226.0)
Capital contributions to transmission affiliates	(43.7)	(63.3)
Proceeds from the sale of assets and businesses	10.9	22.7
Proceeds from the sale of investments held in rabbi trust	16.6	8.6
Other, net	7.3	1.4
Net cash used in investing activities	(1,720.0)	(1,565.8)

Financing Activities
Exercise of stock options	13.9	25.6
Purchase of common stock	(42.0)	(60.6)
Dividends paid on common stock	(523.0)	(492.4)
Issuance of long-term debt	600.0	210.0
Retirement of long-term debt	(694.4)	(26.9)
Change in short-term debt	343.7	133.3
Other, net	(4.8)	(3.1)
Net cash used in financing activities	(306.6)	(214.1)

Net change in cash, cash equivalents, and restricted cash	(18.4)	(34.2)
Cash, cash equivalents, and restricted cash at beginning of period	58.6	72.7
Cash, cash equivalents, and restricted cash at end of period	$40.2	$38.5